Exhibit 99.1

CRITEO REPORTS STRONG RESULTS FOR THE SECOND QUARTER 2017

NEW YORK - August 2, 2017 - Criteo S.A. (NASDAQ: CRTO), the commerce marketing technology company, today announced financial results for the second quarter ended June 30, 2017.

•	Revenue increased 33% (or 35% at constant currency1) to $542 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC,[2] grew 32% (or 34% at constant currency) to $220 million, or 41% of revenue.

•	Adjusted EBITDA[2] grew 38% (or 42% at constant currency) to $54 million, or 25% of Revenue ex-TAC.

•	Cash flow from operating activities increased 214% to $60 million.

•	Free Cash Flow[2] increased $37 million to $33 million.

•	Net Income decreased 44% to $8 million, driven by the accounting impact of the HookLogic, Inc. ("HookLogic") acquisition and restructuring costs in China in the second quarter.

•	Adjusted Net Income per diluted share[2] increased 18% to $0.39.

“We are building the highest performing and open commerce marketing ecosystem for retailers and brands, allowing them to compete with large ecommerce companies," said Eric Eichmann, CEO. “Our unique solution opens up a large opportunity for us.”

"We delivered accelerating profitable growth and increased cash flow, while investing in the business," said Benoit Fouilland, CFO. "This attractive combination continues to differentiate our business model ."

Operating Highlights

•	The year-over-year growth in same-client Revenue ex-TAC accelerated from the prior quarter to 17% at constant currency, the result of better technology and a broader supply network.

•	We added a total of 950 net clients, ending the quarter with more than 16,000 commerce and brand clients, while maintaining a 90% client retention across the business.

•	Criteo User Device Graph, continued to grow in scale and efficiency, with 76% of Revenue ex-TAC generated from users matched in the graph.

•	Criteo Direct Bidder, our next generation header bidding technology, is now connected to over 450 publishers globally, helping increase their average yield by 20% to 40%.

•	We are testing several new product initiatives with promising results, including app installs, CRM onboarding for brands and retailers, and Store-to-web retargeting campaigns.

Revenue and Revenue ex-TAC

Revenue grew 33%, or 35% at constant currency, to $542 million (Q2 2016: $407 million).

Revenue ex-TAC grew 32%, or 34% at constant currency, to $220 million (Q2 2016: $166 million). This increase was primarily driven by continued innovation, both in the core technology and in new products, a broader and improved access to publisher inventory, and the addition of new clients across regions, categories and products.

•	In the Americas, Revenue ex-TAC grew 40%, or 39% at constant currency, to $84 million and represented 38% of total Revenue ex-TAC.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2016 average exchange rates for the relevant period to 2017 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted Net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.

•	In EMEA, Revenue ex-TAC grew 27%, or 32% at constant currency, to $85 million and represented 39% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 29%, or 32% at constant currency, to $51 million and represented 23% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue was 41%, in line with prior quarters.

Net Income and Adjusted Net Income

Net income decreased 44% to $8 million (Q2 2016: $13 million). Net income available to shareholders of Criteo S.A. was $6 million, or $0.09 per share on a diluted basis (Q2 2016: $12 million, or $0.19 per share on a diluted basis). Net income in the period was impacted by restructuring costs of $3.3 million related to the refocus of our Chinese efforts on the export business. Net income in the period was also impacted by the acquisition of HookLogic, including the one-time grant of equity awards in connection with the acquisition, the amortization of intangible assets recognized following the purchase price accounting, and increased financial expense related to the funding of 30% of the purchase price. Excluding the impact of non-cash accounting effects related to HookLogic, net income increased 7% to $14 million.

Adjusted Net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, increased 20% to $26 million, or $0.39 per share on a diluted basis (Q2 2016: $22 million, or $0.33 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 38%, or 42% at constant currency, to $54 million (Q2 2016: $39 million). This increase in Adjusted EBITDA was primarily driven by the strong Revenue ex-TAC performance across all regions, as well as continued operating leverage across the organization.

Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 25% (Q2 2016: 24%).

Operating expenses increased 36% to $174 million (Q2 2016: $128 million), including approximately $1 million of restructuring costs in China. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 28% to $148 million (Q2 2016: $116 million). This increase is primarily related to the year-over-year growth in headcount in Research and Development (38%), Sales and Operations (27%) and General and Administrative (25%), as we continued to grow the entire organization.

Cash Flow and Cash Position

Cash flow from operating activities increased 214% to $60 million (Q2 2016: $19 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, grew by $37 million to $33 million (Q2 2016: $(3) million).

Total cash and cash equivalents were $308 million as of June 30, 2017 (December 31, 2016: $270 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of August 2, 2017.

Third Quarter 2017 Guidance:

•	We expect Revenue ex-TAC to be between $227 million and $230 million.

•	We expect Adjusted EBITDA to be between $69 million and $72 million.

Fiscal Year 2017 Guidance:

•	We expect Revenue ex-TAC growth to be between 28% and 31% at constant currency.

•	We expect Adjusted EBITDA margin as a percentage of Revenue ex-TAC to increase between 0 basis points and 50 basis points.

The above guidance for the third quarter ending September 30, 2017, and the fiscal year ending December 31, 2017, assumes the following exchange rates for the nine months to September 30, 2017 and the fiscal year ending December 31, 2017 for the main currencies impacting our business: a U.S. dollar-euro rate of 0.91, a U.S. dollar-Japanese Yen of 113, a U.S. dollar-British pound rate of 0.79 and a U.S. dollar-Brazilian real rate of 3.22.

The above guidance assumes no acquisitions are completed during the third quarter ending September 30, 2017 and the fiscal year ending December 31, 2017.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to Revenue, Revenue ex-TAC by Region to Revenue by Region, Adjusted EBITDA to Net Income, Adjusted Net Income to Net Income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to Operating Expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2017 and the fiscal year ending December 31, 2017, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2017, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, August 2, 2017, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO), the leader in commerce marketing, is building the highest performing and open commerce marketing ecosystem to drive profits and sales for retailers and brands. 2,700 Criteo team members partner with 16,000 customers and thousands of publishers across the globe to deliver performance at scale by connecting shoppers to the things they need and love. Designed for commerce, Criteo Commerce Marketing Ecosystem sees over $550 billion in annual commerce sales data.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Senior director, Global Communications, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands) (unaudited)

	December 31, 2016	June 30, 2017
Assets
Current assets:
Cash and cash equivalents	$270,317	$308,185
Trade receivables, net of allowances	397,244	370,052
Income taxes	2,741	6,872
Other taxes	52,942	46,514
Other current assets	19,340	28,270
Total current assets	742,584	759,893
Property, plant and equipment, net	108,581	131,346
Intangible assets, net	102,944	104,045
Goodwill	209,418	235,337
Non-current financial assets	17,029	18,824
Deferred tax assets	30,630	48,700
Total non-current assets	468,602	538,252
Total assets	$1,211,186	$1,298,145

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$365,788	$351,408
Contingencies	654	1,392
Income taxes	14,454	11,898
Financial liabilities - current portion	7,969	5,851
Other taxes	44,831	45,606
Employee - related payables	55,874	64,467
Other current liabilities	30,221	37,906
Total current liabilities	519,791	518,528
Deferred tax liabilities	686	28,088
Retirement benefit obligation	3,221	3,405
Financial liabilities - non current portion	77,611	2,621
Other non-current liabilities	—	2,824
Total non-current liabilities	81,518	36,938
Total liabilities	601,309	555,466
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 per value, 63,978,204 and 65,291,977 shares authorized, issued and outstanding at December 31, 2016 and June 30, 2017, respectively.	2,093	2,128
Additional paid-in capital	488,277	540,998
Accumulated other comprehensive income (loss)	(88,593)	(42,615)
Retained earnings	198,355	228,141
Equity - attributable to shareholders of Criteo S.A.	600,132	728,652
Non-controlling interests	9,745	14,027
Total equity	609,877	742,679
Total equity and liabilities	$1,211,186	$1,298,145

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2017	YoY Change	2016	2017	YoY Change

Revenue	$407,201	$542,022	33%	$808,454	$1,058,688	31%

Cost of revenue
Traffic acquisition cost	(240,969)	(322,200)	34%	(479,724)	(628,893)	31%
Other cost of revenue	(20,279)	(32,808)	62%	(38,618)	(59,963)	55%

Gross profit	145,953	187,014	28%	290,112	369,832	27%

Operating expenses:
Research and development expenses	(30,235)	(43,611)	44%	(57,396)	(83,132)	45%
Sales and operations expenses	(69,225)	(97,900)	41%	(133,698)	(188,631)	41%
General and administrative expenses	(28,610)	(32,239)	13%	(53,347)	(63,754)	20%
Total Operating expenses	(128,070)	(173,750)	36%	(244,441)	(335,517)	37%
Income from operations	17,883	13,264	(26)%	45,671	34,315	(25)%
Financial income (expense)	(94)	(2,094)	2,128%	(1,412)	(4,427)	214%
Income before taxes	17,789	11,170	(37)%	44,259	29,888	(32)%
Provision for income taxes	(4,450)	(3,665)	(18)%	(12,394)	(7,866)	(37)%
Net Income	$13,339	$7,505	(44)%	$31,865	$22,022	(31)%

Net income available to shareholders of Criteo S.A	$12,200	$5,970		$29,330	$18,411
Net income available to non-controlling interests	$1,139	$1,535		$2,535	$3,611

Weighted average shares outstanding used in computing per share amounts:
Basic	63,246,785	65,027,985		62,928,221	64,611,237
Diluted	65,625,097	68,131,274		65,232,938	67,709,789

Net income allocated to shareholders per share:
Basic	$0.19	$0.09		$0.47	$0.28
Diluted	$0.19	$0.09		$0.45	$0.27

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017

Net income	$13,339	$7,505	$31,865	$22,022
Non-cash and non-operating items	30,121	42,974	59,626	84,448
- Amortization and provisions	16,345	24,376	29,525	46,692
- Equity awards compensation expense (1)	7,695	14,918	16,065	29,858
- Interest accrued and non-cash financial income and expense	1,586	15	1,598	32
- Change in deferred taxes	(3,285)	(5,536)	(4,424)	(12,405)
- Income tax for the period	7,780	9,201	16,862	20,271
Changes in working capital related to operating activities	(10,297)	25,860	(27,436)	25,790
- (Increase)/decrease in trade receivables	(7,126)	(23,358)	(2,368)	36,211
- Increase/(decrease) in trade payables	(1,244)	48,776	(15,149)	(26,254)
- (Increase)/decrease in other current assets	(5,969)	(3,493)	(15,777)	2,580
- Increase/(decrease) in other current liabilities	4,042	3,935	5,858	13,253
Income taxes paid	(13,889)	(15,848)	(25,874)	(27,531)
CASH FROM OPERATING ACTIVITIES	19,274	60,491	38,181	104,729
Acquisition of intangible assets, property, plant and equipment	(25,564)	(30,008)	(39,178)	(53,275)
Change in accounts payable related to intangible assets, property, plant and equipment	3,178	2,953	4,685	(1,986)
Payments for acquired business, net of cash acquired	(5,074)	1,089	(5,074)	1,052
Change in other non-current financial assets	(207)	1,668	574	1,274
CASH USED FOR INVESTING ACTIVITIES	(27,667)	(24,298)	(38,993)	(52,935)
Issuance of long-term borrowings	2,295	1,454	3,059	1,454
Repayment of borrowings	(3,944)	(77,168)	(5,448)	(79,221)
Proceeds from capital increase	10,106	11,517	15,582	24,454
Change in other financial liabilities	(171)	145	(171)	264
CASH FROM (USED FOR) FINANCING ACTIVITIES	8,286	(64,052)	13,022	(53,049)

CHANGE IN NET CASH AND CASH EQUIVALENTS	(107)	(27,859)	12,210	(1,255)
Net cash and cash equivalents at beginning of period	386,110	303,813	353,537	270,317
Effect of exchange rates changes on cash and cash equivalents	(8,596)	32,231	11,660	39,123
Net cash and cash equivalents at end of period	$377,407	$308,185	$377,407	$308,185

(1) Of which $7.2 million and $14.7 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended June 30, 2016 and 2017, respectively, and $15.5 million and $29.3 million for the six month period ended June 30, 2016 and 2017, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017

CASH FROM OPERATING ACTIVITIES	$19,274	$60,491	$38,181	$104,729
Acquisition of intangible assets, property, plant and equipment	(25,564)	(30,008)	(39,178)	(53,275)
Change in accounts payable related to intangible assets, property, plant and equipment	3,178	2,953	4,685	(1,986)
FREE CASH FLOW (1)	$(3,112)	$33,436	$3,688	$49,468

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Region	2016	2017	YoY Change	YoY Change at Constant Currency	2016	2017	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$156,522	$229,392	47%	46%	$303,695	$437,405	44%	42%
EMEA	153,899	191,682	25%	30%	313,305	380,774	22%	27%
Asia-Pacific	96,780	120,948	25%	27%	191,454	240,509	26%	26%
Total	407,201	542,022	33%	35%	808,454	1,058,688	31%	33%

Traffic acquisition costs
Americas	(96,560)	(145,289)	50%	50%	(187,488)	(274,156)	46%	45%
EMEA	(86,820)	(106,605)	23%	28%	(178,006)	(214,189)	20%	26%
Asia-Pacific	(57,589)	(70,306)	22%	25%	(114,230)	(140,548)	23%	23%
Total	(240,969)	(322,200)	34%	36%	(479,724)	(628,893)	31%	33%

Revenue ex-TAC (1)
Americas	59,962	84,103	40%	39%	116,207	163,249	40%	39%
EMEA	67,079	85,077	27%	32%	135,299	166,585	23%	28%
Asia-Pacific	39,191	50,642	29%	32%	77,224	99,961	29%	30%
Total	$166,232	$219,822	32%	34%	$328,730	$429,795	31%	32%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region in this Form 8-K because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
Net income	$13,339	$7,505	$31,865	$22,022
Adjustments:
Financial (income) expense	94	2,094	1,412	4,427
Provision for income taxes	4,450	3,665	12,394	7,866
Equity awards compensation expense	7,695	14,918	16,065	29,858
Research and development	2,179	4,461	4,581	8,377
Sales and operations	2,488	6,401	5,878	13,111
General and administrative	3,028	4,056	5,606	8,370
Pension service costs	131	299	260	589
Research and development	53	151	105	297
Sales and operations	35	60	69	119
General and administrative	43	88	86	173
Depreciation and amortization expense	13,300	22,306	25,817	42,473
Cost of revenue	9,220	13,003	17,439	24,094
Research and development	1,457	3,092	3,465	6,036
Sales and operations	2,019	4,925	3,791	9,886
General and administrative	604	1,286	1,122	2,457
Acquisition-related costs	148	—	148	6
General and administrative	148	—	148	6
Acquisition-related deferred price consideration	44	—	85	—
Research and development	44	—	85	—
Restructuring	—	3,299	—	3,299
Cost of revenue	—	2,497	—	2,497
Sales and operations	—	690	—	690
General and administrative	—	112	—	112
Total net adjustments	25,862	46,581	56,181	88,518
Adjusted EBITDA(1)	$39,201	$54,086	$88,046	$110,540

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017

Research and Development expenses	$(30,235)	$(43,611)	$(57,396)	$(83,132)
Equity awards compensation expense	2,179	4,461	4,581	8,377
Depreciation and Amortization expense	1,457	3,092	3,465	6,036
Pension service costs	53	151	105	297
Acquisition-related deferred price consideration	44	—	85	—
Non GAAP - Research and Development expenses	(26,502)	(35,907)	(49,160)	(68,422)
Sales and Operations expenses	(69,225)	(97,900)	(133,698)	(188,631)
Equity awards compensation expense	2,488	6,401	5,878	13,111
Depreciation and Amortization expense	2,019	4,925	3,791	9,886
Pension service costs	35	60	69	119
Restructuring	—	690	—	690
Non GAAP - Sales and Operations expenses	(64,683)	(85,824)	(123,960)	(164,825)
General and Administrative expenses	(28,610)	(32,239)	(53,347)	(63,754)
Equity awards compensation expense	3,028	4,056	5,606	8,370
Depreciation and Amortization expense	604	1,286	1,122	2,457
Pension service costs	43	88	86	173
Acquisition related costs	148	—	148	6
Restructuring	—	112	—	112
Non GAAP - General and Operations expenses	(24,787)	(26,697)	(46,385)	(52,636)
Total Operating expenses	(128,070)	(173,750)	(244,441)	(335,517)
Equity awards compensation expense	7,695	14,918	16,065	29,858
Depreciation and Amortization expense	4,080	9,303	8,378	18,379
Pension service costs	131	299	260	589
Acquisition-related costs	148	—	148	6
Acquisition-related deferred price consideration	44	—	85	—
Restructuring	—	802	—	802
Total Non GAAP Operating expenses (1)	$(115,972)	$(148,428)	$(219,505)	$(285,883)

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017
Equity awards compensation expense
Research and development	$2,179	$4,461	$4,581	$8,377
Sales and operations	2,488	6,401	5,878	13,111
General and administrative	3,028	4,056	5,606	8,370
Total equity awards compensation expense	7,695	14,918	16,065	29,858

Pension service costs
Research and development	53	151	105	297
Sales and operations	35	60	69	119
General and administrative	43	88	86	173
Total pension service costs	131	299	260	589

Depreciation and amortization expense
Cost of revenue	9,220	13,003	17,439	24,094
Research and development	1,457	3,092	3,465	6,036
Sales and operations	2,019	4,925	3,791	9,886
General and administrative	604	1,286	1,122	2,457
Total depreciation and amortization expense	13,300	22,306	25,817	42,473

Acquisition-related costs
General and administrative	148	—	148	6
Total acquisition-related costs	148	—	148	6

Acquisition-related deferred price consideration
Research and development	44	—	85	—
Total acquisition-related deferred price consideration	44	—	85	—

Restructuring
Cost of revenue	—	2,497	—	2,497
Sales and operations	—	690	—	690
General and administrative	—	112	—	112
Total restructuring	$—	$3,299	$—	$3,299

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2017	2016	2017

Net income	$13,339	$7,505	$31,865	$22,022
Adjustments:
Equity awards compensation expense	7,695	14,918	16,065	29,858
Amortization of acquisition-related intangible assets	825	4,777	2,202	9,451
Acquisition-related costs	148	—	148	6
Acquisition-related deferred price consideration	44	—	85	—
Restructuring costs	—	3,299	—	3,299
Tax impact of the above adjustments	(159)	(4,255)	(387)	(7,571)
Total net adjustments	8,553	18,739	18,113	35,043
Adjusted net income(1)	$21,892	$26,244	$49,978	$57,065

Weighted average shares outstanding
- Basic	63,246,785	65,027,985	62,928,221	64,611,237
- Diluted	65,625,097	68,131,274	65,232,938	67,709,789

Adjusted net income per share
- Basic	$0.35	$0.40	$0.79	$0.88
- Diluted	$0.33	$0.39	$0.77	$0.84

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2017	YoY Change	2016	2017	YoY Change

Revenue as reported	$407,201	$542,022	33%	$808,454	$1,058,688	31%
Conversion impact U.S. dollar/other currencies		8,882			12,614
Revenue at constant currency(1)	407,201	550,904	35%	808,454	1,071,302	33%

Traffic acquisition costs as reported	(240,969)	(322,200)	34%	(479,724)	(628,893)	31%
Conversion impact U.S. dollar/other currencies		(5,142)			(7,373)
Traffic Acquisition Costs at constant currency(1)	(240,969)	(327,342)	36%	(479,724)	(636,266)	33%

Revenue ex-TAC as reported(2)	166,232	219,822	32%	328,730	429,795	31%
Conversion impact U.S. dollar/other currencies		3,740			5,241
Revenue ex-TAC at constant currency(2)	166,232	223,562	34%	328,730	435,036	32%
Revenue ex-TAC(2)/Revenue as reported	41%	41%		41%	41%

Other cost of revenue as reported	(20,279)	(32,808)	62%	(38,618)	(59,963)	55%
Conversion impact U.S. dollar/other currencies		(610)			(827)
Other cost of revenue at constant currency(1)	(20,279)	(33,418)	65%	(38,618)	(60,790)	57%

Adjusted EBITDA(3)	39,201	54,086	38%	88,046	110,540	26%
Conversion impact U.S. dollar/other currencies		1,435			2,603
Adjusted EBITDA(3) at constant currency(1)	$39,201	$55,521	42%	$88,046	$113,143	29%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Six Months Ended
	June 30,
	2016	2017
Shares outstanding as at January 1,	62,470,881	63,978,204
Weighted average number of shares issued during the period	457,340	633,033
Basic number of shares - Basic EPS basis	62,928,221	64,611,237
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,304,717	3,098,552
Diluted number of shares - Diluted EPS basis	65,232,938	67,709,789

Shares outstanding as of June 30,	63,562,863	65,291,977
Total dilutive effect of share options, warrants, employee warrants	8,198,113	8,487,128
Fully diluted shares as of June 30,	71,760,976	73,779,105

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	YoY Change	QoQ Change

Clients	9,290	10,198	10,962	11,874	12,882	14,468	15,423	16,370	38%	6%

Revenue	332,674	397,018	401,253	407,201	423,867	566,825	516,667	542,022	33%	5%
Americas	124,024	170,133	147,174	156,522	160,739	266,438	208,013	229,392	47%	10%
EMEA	137,185	144,905	159,405	153,899	157,921	189,298	189,092	191,682	25%	1%
APAC	71,465	81,980	94,674	96,780	105,207	111,089	119,562	120,948	25%	1%

TAC	(198,970)	(237,056)	(238,755)	(240,969)	(247,310)	(341,877)	(306,693)	(322,200)	34%	5%
Americas	(75,684)	(104,646)	(90,929)	(96,560)	(97,239)	(167,046)	(128,867)	(145,289)	50%	13%
EMEA	(79,710)	(82,905)	(91,185)	(86,820)	(87,092)	(108,567)	(107,583)	(106,605)	23%	(1)%
APAC	(43,576)	(49,505)	(56,641)	(57,589)	(62,979)	(66,264)	(70,243)	(70,306)	22%	—%

Revenue ex-TAC	133,704	159,962	162,498	166,232	176,557	224,948	209,974	219,822	32%	5%
Americas	48,340	65,487	56,245	59,962	63,500	99,391	79,146	84,103	40%	6%
EMEA	57,475	62,000	68,220	67,079	70,829	80,731	81,509	85,077	27%	4%
APAC	27,889	32,475	38,033	39,191	42,228	44,826	49,319	50,642	29%	3%

Cash flow from operating activities	17,500	66,706	18,907	19,274	43,631	71,658	44,238	60,491	214%	37%

Capital expenditures	24,066	19,205	12,109	22,386	19,907	22,981	28,206	27,055	21%	(4)%

Net cash position	314,644	353,537	386,110	377,407	407,158	270,318	303,813	308,185	(18)%	1%

Days Sales Outstanding (days - end of month)(1)			56	57	56	53	56	57

(1) Due to the conversion from IFRS (euros) to U.S. GAAP (U.S. dollars), the Days Sales Outstanding for historic quarters has not been recalculated and is not available.